Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to references to us under the heading “Independent Registered Public Accounting Firm and Counsel” in the Registration Statement on Form N-1A of the Credit Suisse Commodity ACCESS Strategy Fund, a series of Credit Suisse Commodity Strategy Funds.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
September 19, 2012